Exhibit T3A-123

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW AMEREN ENERGY RESOURCES, LLC", CHANGING ITS NAME FROM "NEW AMEREN ENERGY RESOURCES, LLC" TO "ILLINOIS POWER RESOURCES, LLC", FILED IN THIS OFFICE ON THE SECOND DAY OF DECEMBER, A.D. 2013, AT 11:59 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5421258 8100

AUTHENTICATION: 0935445

131362781

DATE: 12-02-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:06 PM 12/02/2013
FILED 11:59 AM 12/02/2013
SRV 131362781 - 5421258 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

NEW AMEREN ENERGY RESOURCES, LLC

Pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware

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1. The name of the limited liability company is New Ameren Energy Resources, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to Illinois Power Resources, LLC.

3. Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

> "1. The name of the limited liability company is Illinois Power Resources, LLC".

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 2nd day of December, 2013.

New Ameren Energy Resources, LLC

By: [signature]
Name: Kelly D. Tlachac
Title: Corporate Secretary

[Signature page to Certificate of Amendment to Certificate of Formation (New Ameren Energy Resources, LLC)]